Exhibit 99.1

GigPeak, Inc. Announces Closing of Public Offering of Common Stock

SAN JOSE, Calif. – June 15, 2016 –GigPeak, Inc. (NYSE MKT:GIG), a leading innovator of semiconductor ICs and software solutions for high-speed connectivity and high-quality video compression over the Network and the Cloud, today announced the closing of its previously announced underwritten public offering of common stock. The underwriters, pursuant to the terms of the underwriting agreement, also exercised in full their previously announced option to purchase 1,875,000 newly issued shares of common stock to cover over-allotments, for an aggregate issuance by the Company of 13,194,643 newly issued shares of common stock in the offering at a price to the public of $2.00 per share.  The gross proceeds from the Offering were approximately $26.4 million, with net proceeds to the Company of approximately $24.8 million after underwriting discounts and commissions.

In addition, certain officers and directors of the Company as well as certain stockholders of the Company, as selling stockholders, sold 1,180,357 shares of previously issued shares of common stock in the underwritten public offering at a price of $2.00 per share. The Company is not receiving any of the proceeds from the sale of shares by the selling stockholders.

As previously announced, the Company expects to use the net proceeds from the offering of the shares which it is selling for potential acquisitions for strategic growth, including to acquire critical technologies and scalable businesses. It intends to focus on multiple global attractive acquisition targets.

Cowen and Company, LLC, Raymond James & Associates, Inc. and Needham & Company, are acting as joint book-running managers for the offering.

The public offering was made pursuant to registration statements on Form S-3 and Form S-8 that were previously filed with and declared effective by the SEC. A final prospectus supplement and accompanying base prospectuses relating to and describing the final terms of the offering have been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov or may be obtained from Cowen and Company, LLC c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department. Phone (631) 274-2806 / Fax (631) 254-7140.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About GigPeak, Inc.

GigPeak, Inc. (NYSE MKT: GIG) is a leading innovator of semiconductor ICs and software solutions for high-speed connectivity and high-quality video compression over the Network and the Cloud. The focus of the company is to develop and deliver products that enable lower power consumption and faster data connectivity, more efficient use of network infrastructure, broader connectivity to the Cloud, and reduce the total cost of ownership of existing network pipes from the core to the end user. GigPeak addresses both the speed of data transmission and the amount of bandwidth the data consumes within the network, and provides solutions that increase the efficiency of the Internet of Things, leveraging its strength in high-speed connectivity and high quality video compression. The extended product portfolio provides more flexibility to support changing market requirements from ICs and MMICs through full software programmability and cost efficient custom ASICs.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations regarding the use of proceeds from the offering. These statements are based on management’s current expectations. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology. Forward-looking statements involve certain risks and uncertainties, and actual results and the timing of events may differ materially from those discussed or implied in any such statement. These risks include, but are not limited to the market conditions and other risks related to the Company’s business and operations as are discussed under the heading “Risk Factors” and in other sections of the Company’s filings with the SEC, and in the Company’s other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

Contact

Investor Relations:
Darrow Associates, Inc.
Jim Fanucchi, 408-404-5400
ir@gigpeak.com